UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2010, Converted Organics Inc. ("Company") received notice from The Nasdaq Stock Market ("Nasdaq") stating that the closing bid price of its common stock had fallen below $1.00 for thirty consecutive business days and that, therefore, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2). The Company was provided a 180 day grace period, through December 27, 2010, to regain compliance with the listing requirement, but failed to regain compliance within that period. In a letter dated December 28, 2010, the Company was granted a second 180 day extension to meet the listing requirement, which expired on June 27, 2011. The Company was not in compliance with the listing requirement on June 27, 2011. On June 28, 2011, the Company received a notice from Nasdaq that the Company’s securities will be delisted from the Nasdaq Capital Market as of the opening of business July 7, 2011. The Company has decided not to appeal the Nasdaq’s determination. The Company expects to have its securities quoted on the OTC Bulletin Board upon its delisting from the Nasdaq Capital Market, or as soon as practicable thereafter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

June 29, 2011	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President & CEO